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                                                                   EXHIBIT 10.10


                             SOFTWARE SPECTRUM, INC.
            SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE I

                                NAME AND PURPOSE

         1.1 Name. The name of this Plan is the "Software Spectrum, Inc. Second Amended and Restated Employee Stock Purchase Plan."

         1.2 Purpose and Construction. The Company has established this Plan to encourage and facilitate the purchase of its Common Stock by Eligible Employees, as an incentive to Eligible Employees, so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. This Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. Consequently, the provisions of this Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code. Any term or provision of this Plan which is inconsistent with the requirements of Section 423 of the Code shall be inapplicable.

                                   ARTICLE II

                              DEFINITIONS OF TERMS

         2.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

                  (a) Board. The Board of Directors of the Company.

                  (b) Code. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

                  (c) Company. Software Spectrum, Inc.

                  (d) Common Stock. The Company's $0.01 par value common stock.

                  (e) Compensation. The total gross compensation, including salary, bonuses and commissions, of an Employee, but excluding any amounts realized from the exercise of a stock option, or from the sale,



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         exchange or other disposition of Shares acquired under this Plan or any other stock purchase plan.

                  (f) Effective Date. September 1, 1992. However, in order to remain effective, the Plan must be approved by the shareholders of the Company within one year before or after approval by the Board. Any Offerings made prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

                  (g) Employee. A salaried or hourly employee as determined based on the payroll records of the Company or a Subsidiary; provided, however, that the following shall not be considered "Employees" for purposes of the Plan: (i) any employee who is a leased employee within the meaning of Code Section 414(n); (ii) any employee whose terms and conditions of employment are governed by a collective bargaining agreement and with respect to whom inclusion in the Plan has not been specifically provided for in such collective bargaining agreement; and
         (iii) any individual who is an independent contractor (including any individual who is recharacterized by the Internal Revenue Service as a common law employee, for periods during which such individual was treated as an independent contractor by the Company or a Subsidiary).

                  (h) Employer. With respect to each Offering, the Company and those of its Parents and Subsidiaries designated from time to time whose Employees will be eligible to be granted Options to purchase Common Stock in such Offering.

                  (i) Entry Date. Entry Dates shall be each January 1, April 1, July 1 and October 1.

                  (j) Exercise Date. The first business day following the 15th day of each month (or the next business day thereafter if the fifteenth day of the month falls on a non-business day) upon which the Company has acquired a sufficient number of Shares on the open market to satisfy its obligation with respect to Shares to be purchased during a given Offering under the Plan. If the Company elects to use authorized but unissued Shares or treasury Shares to satisfy its obligation with respect to shares purchased hereunder, the Exercise Date shall be the 15th day of the month (or the next business day thereafter if the fifteenth day of the month falls on a non-business day).

                  (k) Fair Market Value. The Fair Market Value of a Share with respect to an Exercise Date shall be the average price per Share paid by the Company to acquire the Shares used by the Company to satisfy its obligation with respect to Shares to be purchased during a given Offering under the Plan; provided, however, that if the Company elects to use



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         authorized but unissued Shares or treasury Shares to satisfy its obligation with respect to Shares purchased hereunder, Fair Market Value shall be the closing price of Shares on the NASDAQ National Market System on the Exercise Date (if there is no quoted closing price on such date, the closing price shall be determined as of the most recent date following the Exercise Date on which there is a quoted closing price on the NASDAQ National Market System).

                  (l) Offering. An offering consisting of grants of Options to purchase Shares under the Plan. The initial Offering under the Plan shall commence on September 1, 1992, and shall terminate on October 15, 1992. Effective September 15, 2001, each Offering under the Plan shall commence on the fifteenth day of the month (or the next business day thereafter if the fifteenth day of the month falls on a non-business day) and shall terminate as of the fourteenth day of the next month (or, if the fifteenth day of the next month is not a business day, the date immediately preceding the next subsequent business day). .

                  (m) Officer. Any Employee who is an officer of the Employer as that term is defined under Rule 16(a)-1(f) of the rules promulgated under the Securities Exchange Act of 1934, as amended.

                  (n) Option. An option granted under the Plan to purchase
         Shares.

                  (o) Parent. Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option, each of the corporations (other than the Company or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

                  (p) Participant. An eligible Employee who has elected to participate in the Plan.

                  (q) Plan. The Software Spectrum, Inc. Second Amended and Restated Employee Stock Purchase Plan and all amendments and supplements to it.

                  (r) Share. A share of Common Stock.

                  (s) Subsidiary. Any corporation or entity organized under the laws of the United States or any state, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option, each of the corporations, other than the last



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         corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and in any Offering may be defined in other portions of the Plan or in such Offering.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 Initial Eligibility. An Employee who has completed six (6) months employment shall be eligible to participate on and after the first Entry Date following his completion of his initial six (6) months of employment. For purposes of determining eligibility, employment for an entity which is acquired by an Employer or whose assets are acquired by an Employer shall not be treated as employment by the Employer unless the Board shall make a determination otherwise.

         3.2 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall participate in the Plan if:

                  (a) immediately after the grant, he would own (within the meaning of Section 423(b)(3) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or

                  (b) he is a part-time employee whose customary employment is twenty (20) hours or less per week; or

                  (c) he is an employee whose customary employment is for not more than five (5) months in any calendar year.

         3.3 Eligibility for Rehired Employees. If an Employee who had previously satisfied the initial eligibility requirements of Section 3.1 hereof is subsequently rehired, such Employee shall be eligible to participate in Offerings under the Plan on the first Entry Date following his rehire date. If an Employee is rehired who had not previously satisfied the initial eligibility requirements, the Employee must satisfy the employment requirements of section 3.1, considering only his employment service following his rehire date.



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                                   ARTICLE IV

                              SHARES TO BE OFFERED

         4.1 Number of Shares. Subject to the provisions of Section 4.3, the aggregate number of shares for which Options may be granted under the Plan shall be 315,000. Such Shares may be authorized but unissued Shares or reacquired Shares, whether held in the treasury, or bought on the open market or otherwise for purposes of the Plan. Any shares that are not subject to outstanding Options upon the termination of the Plan shall cease to be subject to the Plan.

         4.2 Reusage. If an Option expires or is terminated, surrendered, or cancelled without having been fully exercised, the shares covered by such Option which were not purchased shall again be available for issuance under the Plan.

         4.3 Adjustments. If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise, the number and class of shares available for Options, the maximum number of Shares that may be purchased in the current Offering Period, and the price per Share, as applicable, shall be appropriately adjusted by the Committee.

                                    ARTICLE V

                      GRANTS, PARTICIPATION AND WITHDRAWAL

         5.1 Grant of Options. On his initial Entry Date following his becoming eligible to participate in the Plan, each eligible Employee may execute and deliver to the Company or its designee an agreement in the form approved by the Company ("Participation Agreement") in accordance with the provisions of the Offering, in order to be granted an Option to purchase Shares under the Plan.

         5.2 Nontransferability. No payroll deductions credited to a Participant's stock purchase account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Options under the Plan shall be exercisable during a Participant's lifetime only by him, his guardian or legal representative. Shares may be sold or otherwise transferred by a Participant without restriction. Each Participant shall agree in the Participation Agreement to notify the Company or its designee of any transfer of the Shares within two years of the Exercise Date on which such Shares were purchased.



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         5.3 Election to Participate. An eligible Employee who wishes to participate in the Plan must deliver his executed Participation Agreement to the Company or its designee no later than required by the Company or its designee. In such Participation Agreement, each eligible Employee may elect to have deductions from his Compensation at the rate of a dollar amount per payroll period or any whole percentage of his Compensation, but not in any event to exceed ten percent (10%) of his Compensation. The minimum payroll deduction amount per payroll period shall be $10 (U.S.). Each Participant's Participation Agreement shall remain in effect for each Offering subsequent thereto until the Participant either (a) ceases future contributions to his stock purchase account in accordance with Section 5.5 of the Plan; or (b) increases or decreases his payroll deduction contributions to the Plan, by completing a new Participation Agreement. Any change shall be permitted only as of the end of the next payroll period following each Entry Date if submitted to the Company or its designee no later than ten (10) business days prior to the end of such payroll period. The Board may permit any Participant to make an irrevocable election and to specify the term of such election.

         5.4 Method of Payment and Stock Purchase Accounts. Payment for Shares will be made through payroll deductions from the Participant's Compensation, such deductions to be authorized by a Participant in the Participation Agreement. A stock purchase account shall be set up on the books of the Company or its designee in the name of each Participant. The amount of all payroll deductions shall be credited to the respective stock purchase accounts of the Participants on such books. The funds deducted and withheld by the Company through payroll deductions may be used by the Company for any corporate purposes as the Board shall determine, and the Company shall not be obligated to segregate said funds in any way.

         5.5 Withdrawal from the Plan. A Participant may cease future contributions to his stock purchase account, effective for the next payroll period, by submitting a notice to the Company or its designee no later than ten
(10) business days prior to the end of such payroll period. Notwithstanding a Participant's notice that future contributions will cease, the balance in the Participant's stock purchase account will nevertheless be used to purchase Shares at the next Exercise Date.

                                   ARTICLE VI

                                    OFFERINGS

         6.1 Offerings. There shall be a series of Offerings under the Plan which shall occur on a monthly basis. Each Participant having funds in his stock purchase account on an Exercise Date shall be deemed, without any further action, to have purchased with the funds in his account the number of whole



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Shares which he has the right to purchase at the purchase price on that Exercise
Date.

         6.2 Terms of Offering. At least annually, the Board will determine all of the terms and conditions of the Offerings for the next twelve (12) months, which terms and conditions shall include, but not be limited to, the following:

                  (a) The number of Shares to be offered, which in no event shall exceed the maximum number of Shares then available under the provisions of ARTICLE IV.

                  (b) The Offering period. In no event shall an Option be exercisable after the expiration of five (5) years from the date each Option is granted.

                  (c) The price per Share for which Common Stock will be sold to Participants who exercise Options, which price shall not be less than 85% of the Fair Market Value on the Exercise Date upon which the Option is exercised. Notwithstanding the foregoing, in no event shall the price per Share be less than the par value.

                  (d) All eligible Employees on an Entry Date shall be eligible with respect to the Options in an Offering that is continuing on and after such Entry Date. However, no Employee shall be granted an Option which permits his rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds $15,000 of fair market value of such stock, determined as of the Exercise Date, for each calendar year in which such Option is outstanding at anytime.

                                   ARTICLE VII

                                PURCHASE OF STOCK

         7.1 Exercise of Option. Each Participant's Option to purchase Shares will be automatically exercised for him on each Exercise Date for the number of full Shares which the accumulated payroll deductions as of the Exercise Date will purchase at the applicable Option price, subject to the limitations set forth in the Plan and the Offering and subject to allotment in accordance with
Section 7.2. Any balance remaining in a Participant's stock purchase account after the exercise of an Option will remain in such account unless the Plan is terminated, in which event it will be refunded to such Participant.

         7.2 Allotment of Shares. In the event that, on any Exercise Date, the aggregate funds and Shares available for the purchase of Shares, pursuant to the provisions of Section 7.1, would purchase a greater number of Shares than



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the number of Shares then available for purchase under the Plan on such Exercise
Date, the Company shall issue to each Participant, on a pro rata basis, such number of Shares as, when taken together with the Shares issued to all other Participants, will result in the issuance of Shares totaling no more than the number of Shares then remaining available for issuance under the Plan on such Exercise Date. If, after such allotment, all of the Shares under an Offering have been purchased, any balance remaining in a Participant's stock purchase account shall be refunded to such Participant.

         7.3 Rights on Retirement, Death or Termination of Employment. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any Compensation due and owing to him at such time and the amount in the Participant's stock purchase account shall be paid within thirty (30) days following request therefor, to the former Employee or, in the event of his death, the person or persons to whom his rights pass by will or the laws of descent and distribution including his estate during the period of administration. An Employee of a Subsidiary or a Parent which ceases to be a Subsidiary or a Parent shall be deemed to have terminated his employment for purposes of this Section 7.3 as of the date such corporation ceases to be a Subsidiary or a Parent, as the case may be, unless, as of such date, the Employee shall become an Employee of the Company or any Subsidiary or Parent.

         7.4 Rights to Share Certificates. At least annually, each Participant will receive a statement from the Company reflecting the number of Shares purchased for his account and may at any time request delivery of certificates for Shares reflected on his account. A Participant may be required to pay the administrative fees associated with issuance of the certificates. Certificates for Shares will be issued and delivered upon request as soon as practicable, in the name of the Participant. The Company may designate any person to maintain the accounts and records required under the Plan.

         7.5 Purchases and Sales by Officers. With respect to purchases of Shares by Officers, such Officers shall hold such Shares for a period of not less than six (6) months following the applicable Exercise Date unless such Officer irrevocably elects to participate in the Plan not less than six (6) months prior to the applicable Exercise Date.

                                  ARTICLE VIII

                                 ADMINISTRATION

         8.1 Board of Directors. The Plan shall be administered by the Board.

         8.2 Authority. Subject to the terms of the Plan, the Board shall have complete authority to:



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                  (a) determine the terms and conditions of, and the eligible
         Employees under, each Offering, as described in ARTICLE VI;

                  (b) interpret and construe the Plan;

                  (c) prescribe, amend and rescind rules and regulations relating to the Plan;

                  (d) maintain accounts, records and ledgers relating to Options;

                  (e) maintain records concerning its decisions and proceedings;

                  (f) employ agents, attorneys, accountants or other persons for such purposes as the Board considers necessary or desirable; and

                  (g) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the purposes of the Plan.

         8.3 Determinations; Action in Good Faith. All determinations of the Board shall be final. No member of the Board and no designee of the Board shall be liable for any action taken in good faith in its administration of the Plan.

         8.4 Delegation. The Board may delegate all or any part of its authority under the Plan to any Employee, Employees or committee, and may retain such third parties as it deems appropriate to administer the Plan and the purchase of Shares pursuant to the Plan.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

         9.1 Power of Board. Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

         9.2 Limitation. The Board may not amend the Plan, without approval of the shareholders of the Company:

                  (a) in a manner which would cause the Plan to fail to meet the requirements of Sections 423 of the Code;

                  (b) in a manner which materially increases the total number of shares which may be issued pursuant to options granted under the Plan;



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                  (c) in a manner which materially modifies the requirements as to eligibility for participation in the Plan; or

                  (d) in a manner which materially increases the benefits accruing to Participants under the Plan.

         9.3 Term. The Plan shall commence as of the Effective Date and, subject to the terms of the Plan including those requiring approval by the shareholders of the Company, shall continue to be in full force and effect until terminated.

         9.4 Termination. The Plan may be terminated at any time by the Board. Subject to the Board's right to amend the Plan, with shareholder approval, to increase the number of Shares available for purchase under the Plan, the Plan shall automatically terminate when all of the Shares available for purchase have been sold. Upon termination of the Plan, and the exercise or lapse of all outstanding Options, any balances remaining in each Participant's stock purchase account shall be refunded to him.

         9.5 Effect. The amendment or termination of the Plan shall not adversely effect any Options granted prior to such amendment or termination.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 Underscored References. The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

         10.2 Number and Gender. The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

         10.3 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of Texas.

         10.4 Purchase for Investment. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his or her own affairs. An Employee may therefore sell Shares purchased under the Plan at any time the Employee chooses, subject to compliance with any applicable federal or state securities laws. Provided, however, that because of certain federal tax requirements, each Employee agrees by entering the Plan promptly to give the Company notice of any Shares disposed of within two years after the Exercise



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Date of the applicable Option showing the number of such Shares disposed of. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions at the Company may deem advisable under all applicable laws, rules, and regulations, and the Company may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

         10.5 No Employment Contract. The adoption of the Plan shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Company, a Parent or a Subsidiary to terminate the employment of any of its employees at any time.

         10.6 Offset. In the event that any Participant wrongfully appropriates funds or other property of an Employer and thereby becomes indebted to such Employer, any funds or Shares in his stock purchase account may be applied against and used to satisfy such indebtedness.

         10.7 Obligation to Deliver Shares. The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.